B

FINDERS FEE/NON-DISCLOSURE/NON-CIRCUMVENTION AGREEMENT

This Agreement is made and effective the March 4, 2014
Date

BETWEEN: Chardan Capital Markets, LLC
Name

(the "Consultant"), a corporation organized and existing under the laws of the New York, with its head office located at: 16 State Street, suite 1600, NY, NY 10004.
Address

AND: EastGate Acquisitions Corporation (the "EastGate"), a corporation organized and existing under the laws of Nevada, with its head office located at 488 Champagne Drive, Toronto, Canada M3J2T9

The following represents mutual agreement, in consideration of each other's promises or acts with respect to this Finder's Fee/Non-Disclosure/Non-Circumvention Agreement. The Consultant has introduced and/or will introduce potential Investors to EastGate in return for the EastGate's agreement to pay the Consultant (or nominee) compensation for these introductory services if an investment of at least $1,000,000 is made. Therefore, the parties herein agree as follows:

1. **Confidentiality.** Both parties have agreed to mutually exchange certain information regarding each parties clients which may include, but not limited to, any proposed financial, legal, marketing and other business information pertaining to each parties clients and/or their affiliates in connection with past and future business activities and other opportunities; and as a condition to the furnishing of such information, Consultant and EastGate are requiring that the other agree to treat confidentially any information (collectively, the "Confidential Information") furnished to the other or its directors, officers, employees, agents, advisors, affiliates, or representatives.

Confidential Information shall be used solely for purpose of evaluating a financial and/or strategic relationship with each other's clients and shall not be disclosed to any other party.

Unless required by law, the parties shall hold information in strict confidence and shall provide information to its employees only on a need-to-know basis. Upon termination of this Agreement or written request, the Parties shall cease use of information and return or destroy all information.

2. **Investor.** The "registered" Investors, i.e., those investors which the Consultant will introduce to EastGate, will be named and listed by separate documents, shall be governed by, and included under the provisions of this Agreement as if included herein.

Further, the compensation EastGate has agreed to pay the Consultant shall be payable in the event any registered investor, associate, co-investor or other entity procured by a "registered" Investor purchases from, invests in or advances funds toward EastGate. All are defined as an "Investor."

B1

of common stock

1,000,000

3. **Fee.** Should an Investor purchase, invest and/or loan monies, properties, patents (or anything of value) toward any of EastGate, regardless of the form such proceeds are so invested but above a minimum amount of $1,000,000, then EastGate agrees to pay the Consultant ten percent (10%) of the proceeds (or value) in cash and ~~ten percent (10%) in common stock~~ (restricted shares) ~~so purchased, invested and/or loaned to the Client~~. This compensation to the Consultant shall be based upon the gross amount invested, prior to any deductions, expenses or offsets of any kind. Cash portion of the payment will be made by bank wire transfer upon the Client's receipt of funds (or value).

4. **Limitation of Service.** This Agreement relates solely to the Consultant's services as a finder in introducing EastGate to prospective investors. There are no additional services that the Consultant is required to perform to be entitled to the above compensation in the event an investment is made. The Consultant will not engage in any negotiations whatsoever on behalf of EastGate or any investor. Nor will the Consultant provide EastGate or any investor with information which may be used as a basis for such negotiations. The Consultant will have no responsibility for nor will the Consultant make recommendations concerning the terms, conditions or provisions of any agreement between EastGate and an investor, including the manner or means of consummating the transaction. The Consultant accepts responsibility to pay damages for losses arising as a direct result of the Consultant's own gross negligence or willful default arising out of this Agreement, but the Consultant's liability shall not exceed actual fees paid to the Consultant by EastGate, in the aggregate, in respect of all such services performed in connection with this Agreement.

THE CONSULTANT REPRESENTS THAT IT IS NOT A LICENSED SECURITIES DEALER, AND THAT THIS AGREEMENT IS NOT INTENDED FOR THE PURPOSE OF BUYING, SELLING OR TRADING SECURITIES.

5. **Miscellaneous.** This Agreement shall be binding upon all parties and their respective estates, heirs, successors and permitted assigns. This Agreement may be changed only by the written consent of all parties. This Agreement may not be assigned by either party without the written consent of the other. This Agreement is the entire agreement between the Consultant and EastGate. Should any legal proceeding be necessary to construe or enforce the provisions or this Agreement, then the prevailing party in such legal action shall be entitled to recover all court costs, reasonable attorney fees and costs of enforcing or collecting any judgment awarded. The judgment by any court of law that a particular section of this Agreement is illegal shall not affect the validity of the remaining provisions. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Chardan Capital Markets, LLC	**EastGate Acquisitions Corporation**
Consultant	
[signature]	[signature]
Authorized Signature	Authorized Signature
Steven Urbach	ANNA GLUSKIN, CEO
Print Name and Title	Print Name and Title